Exhibit 99.1

LifeLock Announces 2013 Third Quarter Results

Record quarterly revenue of $95.7 million, up 33% year-over-year

Q3 cumulative ending members of approximately 2.9 million, up 21% year-over-year

Q3 monthly average revenue per member of $10.48, up 12% year-over-year

TEMPE, AZ (October 29, 2013) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Financial Highlights:

•	Revenue: Total revenue was $95.7 million for the third quarter of 2013, up 33% from $72.1 million for the third quarter of 2012. Consumer revenue was $88.4 million for the third quarter of 2013, up 35% from $65.6 million for the third quarter of 2012. Enterprise revenue was $7.4 million for the third quarter of 2013, up 12% from $6.5 million for the third quarter of 2012.

•	Net Income (Loss): Net income was $5.4 million for the third quarter of 2013, compared to net income of $7.9 million for the third quarter of 2012. Net income per diluted share was $0.06 for the third quarter of 2013 based on 96.4 million weighted-average shares outstanding, compared with net loss per diluted share of $0.16 for the third quarter of 2012 based on 19.5 million weighted-average shares outstanding.

•	Adjusted Net Income: Adjusted net income was $11.4 million for the third quarter of 2013, up from $8.9 million for the third quarter of 2012. Adjusted net income per diluted share was $0.12 for the third quarter of 2013 based on 96.4 million weighted-average shares outstanding, compared with $0.12 per diluted share for the third quarter of 2012 based on 71.5 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $12.8 million for the third quarter of 2013, compared with $10.9 million for the third quarter of 2012.

•	Cash Flow: Cash flow from operations was $18.2 million for the third quarter of 2013, leading to free cash flow of $16.6 million after taking into consideration $1.6 million of capital expenditures. This compares with cash flow from operations of $17.6 million and free cash flow of $16.2 million, after taking into consideration $1.4 million of capital expenditures, for the third quarter of 2012.

•	Balance Sheet: Total cash and marketable securities at the end of the third quarter of 2013 was $191.9 million, up from $134.2 million at the end of the fourth quarter of 2012.

“We are pleased to celebrate our one year anniversary as a public company,” said Todd Davis, LifeLock’s Chairman and CEO. “LifeLock showed solid growth on both the top and bottom line in the third quarter. We saw strong adoption of our LifeLock Ultimate service offering once again, as consumers are increasingly choosing our premium offering in an effort to protect themselves from identity theft. The value provided by our unique technology platform continues to resonate with consumers and enterprises alike.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2013 & Recent Business Highlights:

•	Recorded the 34th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 218,000 gross new members in the third quarter of 2013 and ended the quarter with approximately 2.864 million members.

•	Achieved a retention rate of 87.6% for the third quarter of 2013, compared with 85.9% for the third quarter of 2012.

•	Increased monthly average revenue per member to $10.48 for the third quarter of 2013 from $9.39 for the third quarter of 2012.

•	Appointed Gary Briggs, Chief Marketing Officer of Facebook, to the LifeLock Board of Directors.

•	Awarded the 2013 LifeLock Ultimate Award to Delaware Attorney General Joseph R. “Beau” Biden, III.

•	Marked the fifth anniversary of a partnership with the FBI Law Enforcement Executive Development Association in a program that has trained more than 8,900 U.S. law enforcement officers to recognize and investigate identity theft crimes.

Guidance:

As of October 29, 2013, we are initiating guidance for our fourth quarter of 2013 as well as updating our guidance for the full year 2013.

•	Fourth Quarter 2013 Guidance: Total revenue is expected to be in the range of $99.0 million to $101.0 million. Adjusted net income per share is expected to be in the range of $0.21 to $0.22 based on approximately 98 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $23 million to $24 million.

•	Full Year 2013 Guidance: Total revenue is expected to be in the range of $366.0 million to $368.0 million. Adjusted net income per share is expected to be in the range of $0.37 to $0.38 based on approximately 96 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $42.0 million to $43.0 million. Free cash flow is expected to be in the range of $60.0 million to $65.0 million.

Conference Call Details:

•	What: LifeLock third quarter 2013 financial results.

•	When: Tuesday, October 29, 2013 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 10000538 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 10000538.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and identity risk and credit worthiness assessment services for enterprises. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly-owned subsidiary, LifeLock gains a comprehensive perspective into identity risk to best protect consumers. As part of its commitment to fighting identity theft, LifeLock regularly works with law enforcement officials to better understand identity theft threats and trends.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding the success of our LifeLock Ultimate service, the value provided by our technology platform, our competition, our outlook for 2013, and our expected total revenue, adjusted net income per share, adjusted EBITDA, and free cash flow for the fourth quarter of 2013 and for fiscal year 2013. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to achieve or maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2012, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per share, adjusted EBITDA, and free cash flow. We define adjusted net income as net income (loss) excluding amortization of acquired intangible assets, change in fair value of warrant liabilities, change in fair value of embedded derivatives, share-based compensation, and income tax benefits resulting from the acquisition of ID Analytics. We define adjusted net income per share as adjusted net income per share of stock assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance and excluding the impact of warrants to purchase Series E and Series E-2 preferred stock. We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, interest income, change in fair value of warrant liabilities, change in fair value of embedded derivative, other income (expense), income taxes, and share-based compensation. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income, adjusted net income per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense or amortization of intangible assets, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Media@lifelock.com

480-457-2032

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue
Consumer revenue	$88,386	$65,579	$246,053	$183,903
Enterprise revenue	7,353	6,538	21,300	13,709

Total revenue	95,739	72,117	267,353	197,612
Cost of services	24,935	19,762	73,965	57,727

Gross profit	70,804	52,355	193,388	139,885
Expenses:
Sales and marketing	40,609	29,926	125,651	91,431
Technology and development	10,734	7,943	30,128	20,936
General and administrative	11,837	6,297	32,160	15,834
Amortization of acquired intangible assets	1,966	1,966	5,898	4,291

Total expenses	65,146	46,132	193,837	132,492

Income (loss) from operations	5,658	6,223	(449)	7,393
Other income (expense):
Interest expense	(82)	(854)	(228)	(2,139)
Interest income	29	4	75	6
Change in fair value of warrant liabilities	—	6,058	—	3,117
Change in fair value of embedded derivative	—	(3,499)	—	(2,785)
Other	(7)	(1)	(11)	(3)

Total other income (expense)	(60)	1,708	(164)	(1,804)

Income (loss) before provision for income taxes	5,598	7,931	(613)	5,589
Income tax (benefit) expense	171	63	142	(13,834)

Net income (loss)	5,427	7,868	(755)	19,423
Accretion of convertible redeemable preferred stock	—	(4,207)	—	(8,959)
Net income allocable to convertible redeemable preferred stockholders	—	(2,550)	—	(7,067)

Net income available (loss attributable) to common stockholders	$5,427	$1,111	$(755)	$3,397

Net income available (loss attributable) per share to common stockholders:
Basic	$0.06	$0.06	$(0.01)	$0.17
Diluted	$0.06	$(0.16)	$(0.01)	$0.07
Weighted-average common shares outstanding:
Basic	89,318	19,501	87,841	19,469
Diluted	96,395	19,501	87,841	52,993

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$167,888	$134,197
Marketable securities	24,048	—
Trade and other receivables, net	11,540	7,560
Prepaid expenses and other current assets	5,359	5,753

Total current assets	208,835	147,510
Property and equipment, net	12,586	9,701
Goodwill	129,428	129,428
Intangible assets, net	45,344	51,242
Other non-current assets	1,759	1,707

Total assets	$397,952	$339,588

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,922	$1,151
Accrued expenses and other liabilities	33,589	27,329
Deferred revenue	115,816	90,877

Total current liabilities	152,327	119,357
Other non-current liabilities	4,006	265

Total liabilities	156,333	119,622
Commitments and contingencies
Stockholders’ equity:
Common stock	90	87
Additional paid-in capital	462,330	439,883
Accumulated other comprehensive loss	(43)	—
Accumulated deficit	(220,758)	(220,004)

Total stockholders’ equity	241,619	219,966

Total liabilities and stockholders’ equity	$397,952	$339,588

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net income (loss)	$(755)	$19,423
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,484	7,487
Share-based compensation	10,270	3,994
Provision for (recovery of) doubtful accounts	220	(10)
Change in fair value of warrant liabilities	—	(3,117)
Change in fair value of embedded derivative	—	2,785
Deferred income tax benefit	(19)	(14,310)

Other	28	3
Change in operating assets and liabilities:
Trade and other receivables	(3,698)	(2,344)
Prepaid expenses and other current assets	413	2,039
Other non-current assets	380	(1,184)
Accounts payable	831	5,822
Accrued expenses and other liabilities	5,993	959
Deferred revenue	24,939	19,388
Other non-current liabilities	3,741	(214)

Net cash provided by operating activities	51,827	40,721

Investing activities
Acquisition of ID Analytics, net of cash acquired	—	(157,430)
Acquisition of property and equipment	(5,264)	(3,506)
Purchases of marketable securities	(24,247)	—
Decrease in restricted cash	—	1,748

Net cash used in investing activities	(29,511)	(159,188)

Financing activities
Proceeds from:
Term loan	—	68,000
Issuance of convertible redeemable preferred stock, net of offering costs	—	102,165
Issuance of warrants	—	4,373
Stock based compensation plans	11,815	222
Payments for:
Term loan	—	(5,440)
Initial public offering costs	—	(1,530)
Debt issuance costs related to credit facilities	(440)	(1,511)

Net cash provided by financing activities	11,375	166,279

Net increase in cash and cash equivalents	33,691	47,812
Cash and cash equivalents at beginning of period	134,197	28,850

Cash and cash equivalents at end of period	$167,888	$76,662

Share-Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of services	$210	$186	$622	$437
Sales and marketing	573	299	1,292	712
Technology and development	1,054	498	2,393	1,208
General and administrative	2,172	648	5,963	1,637

Total share-based compensation expense	$4,009	$1,631	$10,270	$3,994

Key Financial and Operating Metrics

(in thousands except percentages and per member data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Consumer revenue	$88,386	$65,579	$246,053	$183,903
Enterprise revenue	7,353	6,538	21,300	13,709

Total revenue	$95,739	$72,117	$267,353	$197,612
Adjusted net income	$11,402	$8,906	$15,413	$13,066
Adjusted EBITDA	$12,791	$10,938	$19,305	$18,874
Free cash flow	$16,629	$16,196	$46,563	$37,215
Cumulative ending members	2,864	2,376	2,864	2,376
Gross new members	218	187	698	564
Member retention rate	87.6%	85.9%	87.6%	85.9%
Average cost of acquisition per member	$173	$147	$168	$153
Monthly average revenue per member	$10.48	$9.39	$10.17	$9.18
Enterprise transactions	53,042	57,295	159,850	162,774

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$70,804	$52,355	$193,388	$139,885
Share-based compensation	210	186	622	437

Adjusted gross profit	$71,014	$52,541	$194,010	$140,322

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$40,609	$29,926	$125,651	$91,431
Share-based compensation	(573)	(299)	(1,292)	(712)

Adjusted sales and marketing expenses	$40,036	$29,627	$124,359	$90,719

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$10,734	$7,943	$30,128	$20,936
Share-based compensation	(1,054)	(498)	(2,393)	(1,208)

Adjusted technology and development expenses	$9,680	$7,445	$27,735	$19,728

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expense	$11,837	$6,297	$32,160	$15,834
Share-based compensation	(2,172)	(648)	(5,963)	(1,637)

Adjusted general and administrative expense	$9,665	$5,649	$26,197	$14,197

Reconciliation of Income (Loss) from Operations to Adjusted Income from Operations
Income (Loss) from operations	$5,658	$6,223	$(449)	$7,393
Share-based compensation	4,009	1,631	10,270	3,994
Amortization of acquired intangible assets	1,966	1,966	5,898	4,291

Adjusted income from operations	$11,633	$9,820	$15,719	$15,678

Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$5,427	$7,868	$(755)	$19,423
Amortization of acquired intangible assets	1,966	1,966	5,898	4,291
Change in fair value of warrant liabilities	—	(6,058)	—	(3,117)
Change in fair value of embedded derivative	—	3,499	—	2,785
Tax benefit from acquisition	—	—	—	(14,310)
Share-based compensation	4,009	1,631	10,270	3,994

Adjusted net income	$11,402	$8,906	$15,413	$13,066

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	96,395	19,501	87,840	52,993
Assumed preferred stock conversion	—	44,599	—	13,404
Dilutive securities excluded due to net loss available for distribution	—	10,837	7,469	2,526
Other dilutive equity awards excluded	—	(3,443)	—	(2,526)

Adjusted diluted shares	96,395	71,494	95,309	66,397

Reconciliation of Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share
Net Income (Loss) per share	$0.06	$(0.16)	$(0.01)	$0.07
Net income attributable to participating securities	—	—	—	0.09
Adjustments to net income (loss)	0.06	0.01	0.17	(0.10)
Adjustments to diluted shares	—	0.27	—	0.14

Adjusted net income per share	$0.12	$0.12	$0.16	$0.20

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$5,427	$7,868	$(755)	$19,423
Depreciation and amortization	3,124	3,084	9,484	7,487
Interest expense	82	854	228	2,139
Interest income	(29)	(4)	(75)	(6)
Change in fair value of warrant liabilities	—	(6,058)	—	(3,117)
Change in fair value of embedded derivatives	—	3,499	—	2,785
Other income and expense	7	1	11	3
Income tax (benefit) expense	171	63	142	(13,834)
Share-based compensation	4,009	1,631	10,270	3,994

Adjusted EBITDA	$12,791	$10,938	$19,305	$18,874

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$18,241	$17,622	$51,827	$40,721
Acquisitions of property and equipment	(1,612)	(1,426)	(5,264)	(3,506)

Free cash flow	$16,629	$16,196	$46,563	$37,215